Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Paul T. Luther	Paul Erwin
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Paul.Erwin@howmet.com

Howmet Aerospace Inc. Announces Pricing of Debt Offering

PITTSBURGH, August 18, 2021 – Howmet Aerospace Inc. (NYSE: HWM) (“Howmet Aerospace” or the “Company”) today announced that it has priced its underwritten public offering of $700 million aggregate principal amount of its 3.000% Notes due 2029 (the “Notes”). The offering is expected to close on September 1, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, along with cash on hand if necessary, to fund the purchase price for up to $600 million in aggregate principal amount of its outstanding 6.875% Notes due 2025 to the extent tendered and accepted by the Company for purchase in the cash tender offer (the “Tender Offer”) that the Company announced today, and to pay related transaction fees, including applicable premiums and expenses. If there are any net proceeds remaining from the offering, including if the Tender Offer is not consummated, the Company intends to use such funds for general corporate purposes, which may include the repayment and/or repurchase of certain of its outstanding securities as may be determined by the Company’s management. The offering is not conditioned upon the consummation of the Tender Offer. The Tender Offer is being made pursuant to the relevant Offer to Purchase.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Fifth Third Securities, Inc., Mizuho Securities USA LLC and Truist Securities, Inc. are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC as part of the shelf registration statement. The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. Copies of these documents can be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, prospectus@citi.com, 1-800-831-9146 (toll free); Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Prospectus Department, prospectus-ny@ny.email.gs.com, 1-866-471-2526 (toll free); J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Syndicate Desk, hy_syndicate@restricted.chase.com, 1-800-245-8812 (toll free); Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, prospectus@morganstanley.com, 1-866-718-1649 (toll free).

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the intended conduct, timing and terms of the proposed Notes offering and the Tender Offer, related financing plans, any future actions by Howmet Aerospace in respect of the notes subject to the Tender Offer, the condition of end markets, future financial results or operating performance, future strategic actions, Howmet Aerospace’s strategies, outlook, and business and financial prospects, future interest expense and any future dividends and repurchase of its debt or equity securities. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (b) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the COVID-19 pandemic continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (c) unfavorable changes in the markets served by Howmet Aerospace; (d) the impact of potential cyber attacks and information technology or data security breaches; (e) the loss of significant customers or adverse changes in customers’ business or financial conditions; (f) manufacturing difficulties or other issues that impact product performance, quality or safety; (g) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (h) the inability to achieve revenue growth, cash generation, cost savings, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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